UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
Commission file number	(IRS Employer Identification No.)

17912 Cowan, Irvine, CA 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

NuGene International, Inc. through its subsidiary NuGene BioPharma, Inc. (“BioPharma”) is working with The First Affiliated Hospital of Nanjing Medical University and its contracted research center, Nanjing Regenerative Medicine Engineering and Technology Research Center located in Nanjing, China (collectively the “Research Institute”) to develop a study intended to evaluate whether Allantoin with conditioned media of adipose-derived stem cells (“Allantoin ADSC-CM”) would result in improved healing of burn wounds when compared to an Allantoin formulation (the “Study”). The Study is expected to consist of 20 participants that have received fractional carbon dioxide laser resurfacing on the bilateral inner arms. Participants will apply either the Allantoin ADSC-CM formulation or the Allantoin formulation to the subject area three times a day over a thirty-five day period with various evaluations taken throughout the period. The study is expected to begin in July 2015 and take approximately three months to complete.

On June 12, 2015, the Company issued a press release regarding the proposed Study. The company has posted the results of two prior company funded studies on its website at www.nugene.com under the "Research" tab.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUGENE INTERNATIONAL, INC.

Dated: June 17, 2015	By:	/s/ Ali Kharazmi
Ali Kharazmi, Chief Executive Officer